Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3ASR No. 333-290777) of Zenas BioPharma, Inc.,
(2)	Registration Statement (Form S-3ASR No. 333-290999) of Zenas BioPharma, Inc.,
(3)	Registration Statement (Form S-8 No. 333-282151) pertaining to the 2020 Equity Incentive Plan, the 2024 Equity Incentive Plan and the 2024 Employee Stock Purchase Plan of Zenas BioPharma, Inc.,
(4)	Registration Statement (Form S-8 No. 333-285694) pertaining to the 2024 Equity Incentive Plan and the 2024 Employee Stock Purchase Plan of Zenas BioPharma, Inc.,
(5)	Registration Statement (Form S-8 No. 333-289510) pertaining to the Inducement Option Award Agreements, and
(6)	Registration Statement (Form S-8 No. 333-292309) pertaining to the 2026 Inducement Plan and Inducement Option Award Agreements of Zenas BioPharma, Inc.;

of our report dated March 16, 2026, with respect to the consolidated financial statements of Zenas BioPharma, Inc. included in this Annual Report (Form 10-K) of Zenas BioPharma, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 16, 2026